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                                AGREEMENT FOR THE SALE
                           AND PURCHASE OF BUSINESS ASSETS

Dated:   March 28, 1997

Parties: CROWN PACIFIC LIMITED PARTNERSHIP,
         a Delaware limited partnership
         121 S.W. Morrison Street, Suite 1500
         Portland, OR   97204                         ("SELLER")

                                         and
         TEAM MILLWORK, LLC,
         an Oregon limited liability company
         P.O. Drawer 828
         Madras, OR   97741                           ("BUYER")

                                      RECITALS:

    A. Seller operates a lumber remanufacturing business (the "BUSINESS") on the leased property in Redmond, Oregon, legally described on the attached EXHIBIT A (the "LAND"). Seller owns certain buildings, equipment, inventories, contract rights, leasehold interests and other assets used in connection with the operation of the Business.

    B. Buyer desires to acquire substantially all of the assets used or useful, or intended to be used, in the operation of the Business, and Seller desires to sell such assets to Buyer, in each case on the terms and conditions set forth in this Agreement for the Sale and Purchase of Business Assets (the "AGREEMENT").

                                      AGREEMENT:

    1.   ASSETS SOLD, ASSIGNED AND PURCHASED; LIABILITIES ASSUMED.

         1.1 ASSETS PURCHASED. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the following assets (the "ASSETS"):

              1.1.1 All buildings and leasehold improvements (the "IMPROVEMENTS"); equipment, tools, furniture, and fixtures (the "MISCELLANEOUS ASSETS"); and rolling stock (the "VEHICLES") located on the Land and used or useful, or intended to be used, in the operation of the Business;

              1.1.2 All inventories of lumber, work-in-process, finished goods, manufacturing supplies and merchandise used in the Business and located on the Land as of the Closing Date (defined in Section 18.1) (the "INVENTORY");

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              1.1.3     Seller's interest as lessee under the Ground Lease with
    respect to the Land, a copy of which is attached as EXHIBIT B (the "GROUND LEASE"); and

              1.1.4 All of Seller's rights under sales orders and contracts of sale for merchandise inventory of the Business to which Seller is a party as of the Closing Date and all of the Seller's rights under purchase orders and contracts for the purchase of merchandise for the Business to which Seller is a party as of the Closing Date (the "CONTRACT RIGHTS").

         1.2  LIABILITIES ASSUMED.  As of the Closing Date, Buyer shall assume
(i) Seller's obligations under the Ground Lease; (ii) responsibility for all unfilled orders from customers of the Business assigned to Buyer pursuant to the
Section 1.1.4; and (iii) responsibility of payment for purchase orders for inventory items that have been placed by Seller prior to the Closing Date but have not been delivered as of the Closing Date.

    2. EXCLUDED ASSETS. The Assets included in this transaction shall be limited to those expressly described in Section 1.1 and shall in no event include, without limitation, Seller's accounts receivable (other than accounts receivable that have been invoiced, but as to which the goods have not been shipped), cash, notes receivable, prepaid accounts, computers, software, books and records, supplies with Seller's logo and letterhead.

    3. PURCHASE PRICE FOR ASSETS OTHER THAN INVENTORY. The purchase price for all of the Assets other than the Inventory shall be Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "BASE PRICE").

    4. PURCHASE PRICE FOR INVENTORY. Immediately prior to the Closing (defined in Section 18.1), Seller will take a physical inventory of the Inventory. Buyer shall have the right to observe and inspect the taking of the inventory. The purchase price for the Inventory (the "INVENTORY PRICE") shall be determined based upon the results of such physical inventory and (i) in the case of lumber, work-in-process, and finished goods, the applicable amount set forth on the attached EXHIBIT C, or (ii) in the case of manufacturing supplies, Seller's cost.

    5. PAYMENT OF PURCHASE PRICE. The purchase price for the Assets shall be paid as follows:

         5.1 DOWN PAYMENT ON BASE PRICE. A down payment on the Base Price equal to twenty-five percent (25%) thereof, in the amount of Six Hundred Twenty-five Thousand and 00/100 Dollars ($625,000.00) (the "DOWN PAYMENT"), will be paid in cash by wire transfer to the Seller on the Closing Date.

         5.2 BALANCE OF BASE PRICE. The remaining balance of the Base Price, in the amount of One Million Eight Hundred Seventy-five Thousand and 00/100 Dollars ($1,875,000.00) shall not bear interest and will be paid in cash by wire transfer to the Seller on or before June 30, 1997. Buyer's obligation to pay the balance of the Base Price shall be evidenced by a Promissory Note in the form attached hereto as EXHIBIT D (the "ASSET NOTE"), which shall be executed by Buyer and delivered to Seller at the Closing.

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         5.3  PAYMENT OF INVENTORY PRICE.  Within ten (10) business days subsequent to the Closing Date, Seller and Buyer shall calculate the Inventory Price in the manner provided in Section 4, based on the results of the physical inventory taken as of the Closing Date, as provided therein. Seller shall prepare and submit to Buyer an invoice for the Inventory Price. The Inventory Price shall not bear interest and will be paid in cash by wire transfer to Seller as follows:

              5.3.1 A principal payment equal to one-third of the Inventory Price shall be paid within thirty (30) days after the Closing Date;

              5.3.2 An additional principal payment equal to one-third of the Inventory Price shall be paid within sixty (60) days after the Closing Date; and

              5.3.3 A final principal payment equal to one-third of the Inventory Price shall be paid within ninety (90) days after the Closing Date.

Buyer's obligation to pay the Inventory Price as provided in this Section 5.3 shall be evidenced by a Promissory Note in the form attached hereto as EXHIBIT E (the "INVENTORY NOTE"), which shall be executed by Buyer and delivered to Seller promptly following the determination of the Inventory Price.

    6. SECURITY. As security for the timely performance of all of Buyer's obligations under the Asset Note and the Inventory Note, Buyer shall grant to Seller first priority liens and security interests in the Assets. In order to evidence and perfect such liens and security interests, Buyer shall execute and deliver to Seller at Closing (i) a deed of trust with respect to the Improvements, (ii) a security agreement with respect to the other Assets (including the lessee's interest under the Ground Lease), (iii) Uniform Commercial Code financing statements, (iv) appropriate documents to be filed with the Oregon Department of Motor Vehicles to perfect Seller's security interest in the Vehicles, and (v) such other documents as Seller may reasonably request; PROVIDED that all of the foregoing shall be in form and substance reasonably satisfactory to Seller, Buyer, and their respective counsel.

    7. ADJUSTMENTS. Except as provided in Section 9.3, all income and expenses associated with the operation of the Business through the close of business on the Closing Date shall be for the account of Seller; thereafter, all such income and expenses shall be for the account of Buyer. Expenses such as rent under the Ground Lease, utility charges, personal property taxes, and real property taxes, shall be prorated between Seller and Buyer as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within fifteen (15) days following the Closing Date.

    8. COLLECTION OF SELLER'S ACCOUNTS RECEIVABLE. Seller will be responsible for collecting its accounts receivable after Closing. To the extent that payment for any receivables of Seller is delivered to Buyer after Closing, then Buyer will promptly remit the same to Seller.

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    9.   EMPLOYEE MATTERS.

         9.1 EMPLOYEE ROSTER. Prior to Closing, Seller will deliver to Buyer a list of the names of all persons employed by Seller in connection with the Business (the "EMPLOYEES"), together with a statement of amounts paid to each during 1996 and during the period from January 1, 1997 to the Closing Date. Seller will also provide Buyer with a schedule of all regular and overtime wage rates, employee bonus arrangements, if any, and other material compensation or personnel benefits or policies in effect with respect to the Employees.

         9.2  MODIFICATION OF EMPLOYMENT PRIOR TO CLOSING.  Prior to the
Closing Date, Seller will not, without Buyer's prior written consent, enter into any material agreement with any of the Employees, increase the rate of compensation or bonus payable to or to become payable to any Employee, or effect any changes in the management, personnel policies or employee benefits, except in accordance with Seller's existing employment practices.

         9.3 EMPLOYMENT SUBSEQUENT TO CLOSING. As of the Closing Date, Seller will terminate all of the Employees and will pay each Employee all wages, overtime, and accrued vacation pay due for the period through the Closing Date (except that any wage costs associated with the graveyard shift that commences on the Closing Date, if such shift is operated, shall be borne by Buyer). As of the Closing Date, Buyer shall offer to all Employees (other than the current plant and sales managers) an opportunity to apply for employment with Buyer. Employees hired by Buyer shall be retained for at least ninety (90) days after the Closing Date; PROVIDED that Buyer shall be entitled to terminate any such Employee for cause. In all events, Buyer agrees to offer employment to a sufficient number of the Employees to avoid creating any obligations or liabilities for Seller under the WARN Act, unless such Employees do not pass Buyer's standard drug or alcohol tests. Buyer further agrees that any Employees hired by Buyer shall receive wages and benefits comparable to the wages paid and the benefits made available to Buyer's other employees. Buyer agrees to provide information describing such wages and benefits to the Employees at the time they apply for employment with Buyer.

         9.4  GRANDFATHER CLAUSE   Buyer agrees that, for the purposes of
determining eligibility for employee benefits, including vacation accrual and pay, health, dental and life insurance benefits, profit sharing, 401(k) and pension benefits, Buyer will establish the date of hire for those Employees hired by Buyer as the later of (i) the actual date each such Employee was originally hired by Seller; or (ii) September 8, 1993.

         9.5 WARN ACT INDEMNITY. Buyer acknowledges that, in reliance upon Buyer's agreements pursuant to Section 9.3 to offer the opportunity to apply for employment with Buyer to all Employees (other than the current plant and sales managers) and to hire a sufficient number of the Employees to avoid creating any obligations or liabilities for Seller under the WARN Act, Seller has not given and will not give any notice to the Employees pursuant to the WARN Act. Accordingly, and regardless of the number of Employees actually hired by Buyer, Buyer agrees that it will be solely responsible for any obligations or liabilities arising under the WARN Act on account of Seller's termination of the Employees and that it will

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indemnify, defend, and hold harmless Seller with respect to all such obligations and liabilities and all related claims, losses, and expenese (including reasonable attorneys' fees).

         9.6 PROVISION OF CERTAIN EMPLOYEE BENEFITS. For the month of April 1997, Seller shall cause all of the Employees to continue to be covered on its medical and dental insurance plans. Buyer shall reimburse Seller promptly upon demand for all premiums and other costs associated with providing such benefits to all Employees, whether or not hired by Buyer.

    10. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows:

         10.1 PARTNERSHIP EXISTENCE. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own or lease and to operate the Assets, to carry on the Business as it is being conducted as of the date of this Agreement, and to enter into and perform its obligations under this Agreement.

         10.2 AUTHORIZATION. Seller's execution, delivery and performance of this Agreement has been duly authorized and approved by the Board of Control of the General Partner of Seller, and this Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms.

         10.3 TITLE TO ASSETS. Seller has good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges or encumbrances; PROVIDED, HOWEVER, that the consent of the lessor under the Ground Lease is required for the assignment thereof.

         10.4 BROKERS AND FINDERS. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, nor has Seller taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee or other like payment.

         10.5 TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL.
The execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the Assets, and will not require the authorization, consent or approval of any third party, including any governmental subdivision or regulatory agency, other than the consent of the lessor pursuant to the terms of the Ground Lease, which Seller will use all reasonable efforts to obtain prior to Closing.

         10.6 LABOR AGREEMENTS AND DISPUTES. Seller is not a party to or otherwise subject to any collective bargaining or other agreement governing the wages, hours and terms of employment of any of the Employees. Seller is not aware of any labor dispute or labor trouble involving any of the Employees.

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         10.7 NON-CANCELABLE CONTRACTS.  At the time of Closing, there will be no material leases, employment contracts, contracts for services or maintenance, or other similar contracts existing or relating to or connected with the operation of Seller's remanufacturing business that are not cancelable without penalty, other than the Ground Lease and the contracts included in the Contract Rights.

         10.8 COMPLIANCE WITH CODES AND REGULATIONS. Seller has no knowledge that the Improvements violate any provisions of any applicable building codes, fire regulations, building restrictions, or other ordinances, orders or regulations.

         10.9 LITIGATION. Seller has no knowledge of any claim, litigation, proceeding or investigation, pending or threatened against Seller, that might result in any material adverse change in the Business or the condition of the Assets.

         10.10 ENVIRONMENTAL. At the time Seller acquired the Business from its predecessor, DAW Forest Products, L.P., it had conducted an environmental assessment of the Land and the Improvements (collectively, the "REAL PROPERTY"), the final and Level II Environment Site Assessment work product of which was memorialized in a report of Century West Engineering Corporation dated August 30, 1993, a copy of which has been provided to Buyer (the "ENVIRONMENTAL REPORT"). Pursuant to the Environmental Report, no substantive environmental problem was found and no remediation was recommended. Except for those non-substantive items discussed in the Environmental Report, Seller has not received written notification from any governmental authority stating that the Real Property or any part thereof is (i) targeted for clean-up or remediation of Hazardous Substance (hereinafter defined) or (ii) otherwise not in compliance with applicable Environmental Laws (hereinafter defined). To Seller's knowledge, there are no (i) Hazardous Substances on, in, or under the Real Property or any part thereof which are in violation of applicable Environmental Laws; or (ii) Underground Storage Tanks on or under the Land, the Improvements, or any part thereof. The term "HAZARDOUS SUBSTANCE" means any substance, material, liquid or gas defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including, without limitation, petroleum products and friable materials containing more than one percent (1%) asbestos by weight. The term "ENVIRONMENTAL LAW" means any federal, state or local law, ordinance, order, rule or regulation relating to pollution, protection of the environment, or actual or threatened releases, discharges or emissions into the environment.

         10.11 PHYSICAL CONDITION OF ASSETS. To Seller's actual knowledge, there are no material physical defects in any of the tangible Assets that could not be discovered upon a reasonably diligent inspection.

         10.12 RENEWAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Section 10 or elsewhere in this Agreement shall be deemed made as of the date of this Agreement and renewed as of the Closing Date.

         10.13 NO OTHER REPRESENTATIONS AND WARRANTIES. Buyer hereby acknowledges and agrees that Seller has made no representations or warranties with respect to the Business, the Assets, or the transactions contemplated by this Agreement, other than those expressly set forth

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in this Section 10 or elsewhere in this Agreement.  Buyer acknowledges that it has investigated the Business and the Assets to its satisfaction and agrees that, subject to the representations and warranties of Seller set forth in this Section 10 or elsewhere in this Agreement, Buyer is purchasing the Assets "AS IS, WITH ALL FAULTS," including latent defects, if any. Without limiting the generality of the foregoing provisions of this Section 10.13, SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY WHATSOEVER WITH RESPECT TO THE ASSETS OR THE BUSINESS.

    11. REPRESENTATIONS OF BUYER. Buyer represents and warrants to Seller as follows:

         11.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon. Buyer has all requisite power and authority to enter into and perform its obligations under this Agreement.

         11.2 AUTHORIZATION. Buyer's execution, delivery and performance of this Agreement has been duly authorized and approved by the Board of Directors and, if necessary, the shareholders of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.

         11.3 BROKERS AND FINDERS. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement, nor has Buyer taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee or other like payment.

         11.4 LITIGATION. Buyer has no knowledge of any claim, litigation, proceeding or investigation, pending or threatened against Buyer, that might adversely affect Buyer's ability to consummate this transaction.

         11.5 RENEWAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Section 11 or elsewhere in this Agreement shall be deemed made as of the date of this Agreement and renewed as of the Closing Date.

    12.  COVENANTS OF SELLER.

         12.1 SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING. Seller agrees that, between the date of this Agreement and the Closing Date, Seller will:

              12.1.1 Continue to operate the Business in a reasonable and prudent manner, in the usual and ordinary course in accordance with its practices as of the date of this Agreement, and in substantial conformity with all applicable laws, ordinances, regulations, rules or orders, and will use all reasonable efforts to preserve its business organization and its existing relationships with the customers and suppliers of the Business and others having business relations with Seller in connection with the Business.

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              12.1.2    Not assign, sell, lease or otherwise transfer or
    dispose of any of the Assets used in the performance of the Business, except for the sale of inventory in the normal and ordinary course of business.

              12.1.3 Maintain all of the Assets, other than inventories, in substantially their condition as of the date of this Agreement, reasonable wear and tear and ordinary use excepted, and maintain the inventories at levels consistent with Seller's usual and ordinary course of business as of the date of this Agreement; PROVIDED that Seller shall use all reasonable efforts to reduce its inventories to the maximum extent possible consistent with Seller's obligations under Section 12.1.1.

         12.2 ACCESS TO PREMISES AND INFORMATION. At reasonable times prior to the Closing Date, Seller will provide Buyer and its representatives with reasonable access during business hours to the Assets and the books and records of Seller related thereto, and shall furnish such additional information concerning the Business and the Assets as Buyer from time to time may reasonably request. Without limiting the generality of the foregoing, Buyer shall be entitled to undertake, at its sole cost and expense, a Level 1 environmental inspection of the Land and the Improvements, so long as Buyer promptly repairs any resulting damage thereto. Buyer shall indemnify, defend, and hold harmless Seller from and against any and all claims, losses, liabilities, or expenses (including reasonable attorneys' fees) arising or resulting from Buyer's activities pursuant to this Section 12.2.

         12.3 SATISFACTION OF CONDITIONS AND CONSUMMATION OF TRANSACTION. Seller will use all reasonable efforts to satisfy all conditions to its consummation of the transactions contemplated by this Agreement and will do all reasonable acts and things required to perform its obligations hereunder and to consummate such transactions as provided herein.

    13.  COVENANTS OF BUYER.

         13.1 SATISFACTION OF CONDITIONS AND CONSUMMATION OF TRANSACTION.
Buyer will use all reasonable efforts to satisfy all conditions to its consummation of the transactions contemplated by this Agreement and will do all reasonable acts and things required to perform its obligations hereunder and to consummate such transactions as provided herein.

         13.2 CONFIDENTIAL INFORMATION. If, for any reason, the sale and purchase of the Assets does not close, Buyer will not disclose to any third party any confidential information with respect to the Business or the Assets received from Seller pursuant this Agreement.

    14. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of Buyer to purchase the Assets shall be subject to the satisfaction of each of the following conditions, any one or portion of which may be waived in writing by
Buyer:

         14.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. All representations and warranties made in this Agreement by Seller shall be true as of the Closing Date, as fully as if those representations and warranties had been made on or as of the

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Closing Date, and as of the Closing Date, Seller shall not have violated or failed to perform any covenant of Seller contained in this Agreement.

         14.2 LICENSES AND PERMITS. Buyer shall have obtained all licenses and permits from public authorities necessary to authorize its ownership and operation of the Business.

         14.3 CONDITION OF BUSINESS. There shall have been no material adverse change in the manner of operation of the Business.

         14.4 LESSOR'S CONSENT. Seller shall have obtained the consent of the lessor under the Ground Lease to the assignment thereof to Buyer as contemplated by this Agreement.

         14.5 NO SUITS OR ACTIONS. As of the Closing Date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prohibit the consummation of transaction contemplated by this Agreement.

    15. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller to sell and transfer the Assets to Buyer shall be subject to the satisfaction of each of the following conditions, any one or portion of which may be waived in writing by Seller:

         15.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. All representations and warranties made in this Agreement by Buyer shall be true as of the Closing Date, as fully as if those representations and warranties had been made on or as of the Closing Date, and as of the Closing Date, Buyer shall not have violated or failed to perform any covenant of Seller contained in this Agreement.

         15.2 LESSOR'S CONSENT. Seller shall have obtained the consent of the lessor under the Ground Lease to the assignment thereof to Buyer as contemplated by this Agreement, and to Buyer's assignment of its interest under the Ground Lease to Seller as security for Buyer's obligations under the Asset Note and the Inventory Note.

         15.3 NO SUITS OR ACTIONS. As of the Closing Date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prohibit the consummation of transaction contemplated by this Agreement.

         15.4 BRIGHT WOOD GUARANTEE. Bright Wood Corp., an affiliate of Buyer ("BRIGHT WOOD"), shall have guarantied the performance of Buyer's obligations under this Agreement, the Asset Note, the Inventory Note, the Assignment and Assumption Agreement contemplated by Section 18.2.4, and the Lumber Supply Agreement contemplated by Section 18.2.5, pursuant to a Guaranty in form and substance satisfactory to Seller and Bright Wood.

    16. RISK OF LOSS. Risk of loss, damage or destruction with respect to the Assets shall be borne by Seller until the Closing Date. In the event of any such loss, damage or destruction, Seller, to the extent practicable, shall replace any lost property and repair or cause to be repaired any damaged property to substantially its condition as of the date of this Agreement. If any such replacement, repair, or restoration is not completed by the Closing Date, the purchase price for

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the Assets shall be adjusted by an amount agreed to between Buyer and Seller as being the cost of completing the replacement, repair or restoration following Closing. If Buyer and Seller are unable to agree, then either party, upon notice to the other party, may rescind this Agreement, in which event this Agreement shall be of no further force and effect and the Deposit shall be returned to the Buyer.

    17.  INDEMNIFICATION AND SURVIVAL.

         17.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing and be fully enforceable thereafter, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any breach of such representation or warranty of which such party had knowledge prior to Closing. Any party learning of a breach of any representation or warranty under this Agreement shall immediately give notice thereof to the other party. The representations and warranties in this Agreement shall terminate and be of no further force and effect on and as of the first anniversary of the Closing Date, except for any claim with respect to which notice has given to the party to be charged prior to such expiration date.

         17.2 SELLER'S INDEMNIFICATION. Seller agrees to indemnify, defend, and hold harmless Buyer from and against any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Business prior to the close of business on the day immediately preceding the Closing Date, except for claims, liabilities and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurers maintained by Seller or Buyer. Subject to the provisions of
Section 17.1, Seller further agrees to indemnify, defend, and hold harmless Buyer from any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

         17.3 BUYER'S INDEMNIFICATION. Buyer agrees to indemnify, defend, and hold harmless Seller from and against any and all claims, liabilities and obligations of every kind and description, contingent otherwise, arising out of or related to the operation of the Business from and after the Closing Date or arising out of Buyer's failure to perform any obligation of Seller assumed by Buyer pursuant to this Agreement. Subject to the provisions of Section 17.1, Buyer further agrees to indemnify, defend, and hold harmless Seller from any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

    18.  CLOSING.

         18.1 TIME AND PLACE. The closing of the sale and purchase of the Assets pursuant to this Agreement (the "CLOSING") shall occur in escrow at the offices of Chicago Title Insurance Company ("ESCROW AGENT") in Portland, Oregon, or at such other location as the parties may agree, in either case on or before March 31, 1997. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

         18.2 EVENTS OF CLOSING.  At the Closing, the following shall occur:

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              18.2.1    Buyer shall pay the Down Payment (subject to any
    adjustments pursuant to Section 7) to Seller by wire transfer of immediately available funds to Escrow Agent.

              18.2.2 Buyer shall execute and deliver to Seller the Asset Note and the security documents contemplated by Section 6.

              18.2.3 Seller shall execute, acknowledge (to the extent required), and deliver to Buyer (i) a Statutory Special Warranty Deed (the "DEED") conveying the Improvements to Buyer, free and clear of all liens and encumbrances suffered or created by Buyer other than the exceptions no. 2 through 24, inclusive, set forth in the Preliminary Title Report attached as EXHIBIT F (the "PERMITTED EXCEPTIONS"), (ii) a Bill of Sale with respect to the Inventory, the Miscellaneous Assets, and the Vehicles, and (iii) certificates of title with respect to the Vehicles.

              18.2.4 Seller and Buyer shall execute, acknowledge (to the extent required), and deliver counterpart originals of (i) an Assignment and Assumption Agreement assigning and transferring to Buyer all of Seller's right, title, and interest in and to the Ground Lease and the Contract Rights and providing for Buyer's assumption of Seller's obligations thereunder as of the Closing Date, and (ii) a recordable Memorandum of Assignment with respect to the Ground Lease (the "MEMORANDUM").

              18.2.5 Seller and Buyer shall execute and deliver counterpart originals of a Lumber Supply Agreement in the form attached as EXHIBIT G, pursuant to which Seller shall agree to sell to Buyer, at market prices and on the other terms and conditions set forth therein, (i) during each of the 24 consecutive calendar months beginning with the month following the Closing Date (the "INITIAL SUPPLY PERIOD"), not less than 2 million board feet of 1-9/16 inch Grade 3 and Better Random Width Random Length Ponderosa Pine Shop Lumber; and (ii) during each of the 36 consecutive calendar months following the end of the Initial Supply Period, not less than the lesser of (a) 2 million board feet of 1-9/16 inch Grade 3 and Better Random Width Random Length Ponderosa Pine Shop Lumber, or (b) 26% of Seller's production of such lumber at its sawmills in Gilchrist and Prineville, Oregon. Seller acknowledges that the Supply Agreement is a material inducement to Buyer's decision to enter into this transaction.

              18.2.6 Seller shall execute and deliver to Buyer a certificate in the form required by applicable regulations under Section 1445 of the Internal Revenue Code of 1986, as amended, affirming that Seller is not a foreign person (as that term is defined therein) and containing such other information as may be required thereunder.

              18.2.7 Escrow Agent shall arrange for (i) recordation of the Deed, the Memorandum, and the deed of trust in favor of Seller with respect to the Improvements, and (ii) recordation or filing, as appropriate, of the Uniform Commercial Code financing statements contemplated by Section 6.

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              18.2.8    The parties shall take such other actions as may be
    reasonably necessary to complete the Closing in accordance with this Agreement.

         18.3 CLOSING COSTS. The costs associated with the Closing shall be allocated as follows:

              18.3.1 Seller shall pay (i) one-half of the escrow fee of Escrow Agent, (ii) all recording fees with respect to any instruments necessary to remove from title to the Real Property any liens, encumbrances, charges, or other title exceptions that do not constitute Permitted Exceptions, and (iii) the premium for the title insurance policy contemplated by Section 18.4.

              18.3.2 Buyer shall pay (i) one-half of the escrow fee of Escrow Agent, and (ii) all recording and filing fees with respect to documents to be recorded pursuant to Section 18.2.7.

              18.3.3 Except as expressly provided in this Agreement, each party shall bear all costs and expenses incurred by such party in connection with this transaction.

         18.4 TITLE INSURANCE POLICY. As soon as practicable after the Closing Date, Seller shall cause Escrow Agent to deliver to Buyer, at Seller's expense, a standard coverage policy of title insurance with respect to the Real Property, insuring Buyer's interest as lessee of the Land and its fee simple title to the Improvements, subject only to the Permitted Exceptions, the standard preprinted exceptions to such policies, and any liens or encumbrances suffered or created by Buyer. The coverage amount of such policy shall be equal to the amount of the Base Price agreed by the parties to be allocated to the Ground Lease and the Improvements.

         18.5 POSSESSION. Buyer shall be entitled to possession of the Assets immediately upon the Closing, subject, in the case of the Real Property, to the rights of third parties under the Permitted Exceptions.

         18.6 FORM OF CLOSING DOCUMENTS. All closing documents contemplated by this Section 18 shall be in form and substance reasonably satisfactory to Seller, Buyer, and their respective counsel.

    19.  DEFAULT; REMEDIES.

         19.1 TIME OF ESSENCE. Time is of the essence of the parties' obligations under this Agreement.

         19.2 REMEDIES.

              19.2.1 In the event Buyer fails to consummate its purchase of the Assets in accordance with this Agreement notwithstanding the satisfaction or waiver of all conditions to Buyer's obligation to do so, Seller shall be entitled to retain the Deposit as liquidated damages, which payment shall be Seller's sole remedy against Buyer on

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

    account of such failure to consummate this transaction. Seller and Buyer acknowledge and agree that the damages incurred by Seller on account of such a failure to close by Buyer would be difficult to ascertain with reasonable certainty and that the amount of the Deposit constitutes a reasonable approximation of such damages and not a penalty.

              19.2.2 Except as otherwise provided in Section 19.2.1 with respect to a failure by Buyer to consummate this transaction, if either party fails to perform fully its obligations under this Agreement, the other party shall be entitled to pursue all remedies available at law or in equity, including, in the case of a failure by Seller to consummate this transaction, the remedy of specific performance.

    20.  GENERAL PROVISIONS.

         20.1 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         20.2 ASSIGNMENT. Buyer shall be entitled to assign its rights and obligations under this Agreement only upon obtaining Seller's prior written consent, which consent will not be unreasonably withheld.

         20.3 NOTICES. All notices under this Agreement shall be in writing. Notices may be (i) delivered personally, (ii) transmitted by facsimile, (iii) delivered by a recognized national overnight delivery service, or (iv) mailed by certified United States mail, postage prepaid and return receipt requested. Notices to any party shall be directed to the applicable address set forth below, or to such other address as either party may specify by notice to the other party. Any notice delivered in accordance with this Section 9.4 shall be deemed given when actually received or, if earlier, (a) in the case of any notice transmitted by facsimile, on the date on which the transmitting party receives confirmation of receipt by facsimile transmission, telephone, or otherwise, (b) in the case of any notice delivered by a recognized national overnight delivery service, on the next business day after delivery to the service or, if different, on the day designated for delivery, or (c) in the case of any notice mailed by certified U.S. mail, two business days after deposit therein.

              If to Seller:       Crown Pacific Limited Partnership
                                  121 S.W. Morrison Street, Suite 1500
                                  Portland, Oregon  97204
                                  Facsimile No: (503) 228-4875
                                  Attn:  Roger L. Krage

              With a copy to:     Ball Janik LLP
                                  101 S.W. Main Street, Suite 1100
                                  Portland, OR  97204
                                  Facsimile No.:  (503) 226-3910
                                  Attn: William H. Perkins

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

              If to Buyer:        Team Millwork, LLC
                                  P.O. Drawer 828
                                  Madras, OR  97741
                                  Facsimile No: (541) 475-3995
                                  Attn:  Dallas Stovall

              With a copy to:     Steven M. Cyr
                                  4850 S.W. Scholls Ferry Rd., Suite 305
                                  Portland, OR  97225
                                  Facsimile No.:  (503) 297-7393

         20.4 AMENDMENT. This Agreement may not be modified or amended except by the written agreement of the parties.

         20.5 ATTORNEYS' FEES. If a suit, action, or other proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover its attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the court at trial or on any appeal or review, in addition to all other amounts provided by law.

         20.6 SEVERABILITY. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, then
(i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

         20.7 INTEGRATION. This Agreement contains the entire agreement and understanding of the parties with respect to the purchase and sale of the Property and supersedes all prior and contemporaneous agreements between them with respect to such purchase and sale, including that certain letter agreement dated February 24, 1997. The parties acknowledge and agree that there are no agreements or representations relating to the subject matter of this Agreement, either written or oral, express or implied, that are not set forth in this Agreement or in the Exhibits to this Agreement.

         20.8 CONSTRUCTION AND INTERPRETATION. The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement; references herein to sections are to sections of this Agreement unless otherwise specified. Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. As used herein, (i) the term "party" refers to a party to this Agreement, unless otherwise specified, (ii) the terms "hereof," "herein," "hereunder," and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the term "this transaction" refers to the transaction(s) contemplated by this Agreement, and (iv) the term "including" is not limiting and means "including without limitation." In the event any period of time specified in this

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Agreement ends on a day other than a business day, such period shall be extended to the next following business day. All provisions of this Agreement have been negotiated at arm's length and this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

         20.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (without regard to the principles thereof relating to conflicts of laws).

         20.10 EXECUTION. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

         20.11 FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents and instruments as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

         20.12 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and legal benefit of Seller, Buyer, and their respective successors and permitted assigns, and no other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         20.13 STATUTORY DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

    SELLER:                  CROWN PACIFIC LIMITED PARTNERSHIP,
                             a Delaware limited partnership

                             By: CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, its General Partner

                                  By:       /s/ Roger L. Krage
                                       -------------------------
                                       Roger L. Krage, Secretary

    BUYER:                  TEAM MILLWORK, LLC,
                            an Oregon limited liability company

                            By:  /s/ Dallas R. Stovall
                               ------------------------
                            Title:    Managing Member
                                  ---------------------

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